Exhibit 23

                  CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-22079) pertaining to the Investment Plan for Salaried Employees of IMC Global Operations Inc. of our report dated June 12, 1998, with respect to the financial statements and supplemental schedules of the Investment Plan for Salaried Employees of IMC Global Operations Inc. included in this Annual Report (Form 11-K) for the six months ended December 31, 1997.


                                     ERNST & YOUNG LLP

Chicago, Illinois
June 30, 1998

Docket No. 272673